Exhibit 99.1

Progyny, Inc. Announces Third Quarter 2023 Results
Record Quarterly Revenue of $280.9 Million, Reflecting 37% Growth Over the Prior Year Period
Raises Full Year Revenue and Earnings Guidance
Strong Sales Season Produces 1.3 Million New Covered Lives

NEW YORK, November 7, 2023 /GlobeNewswire/ - Progyny, Inc. (Nasdaq: PGNY) (“Progyny” or the “Company”), a leading benefits management company specializing in fertility and family building benefits solutions, today announced its financial results for the three-month period ended September 30, 2023 (“the third quarter of 2023”) as compared to the three-month period ended September 30, 2022 (“the third quarter of 2022” or “the prior year period”).

“We're pleased with our third quarter financial performance, highlighted by record quarterly revenue that continues to reflect healthy levels of utilization as well as solid growth in both profitability and cash flow, in addition to another strong sales and renewal season, which resulted in over 85 new client commitments that are expected to add 1.3 million new covered lives, and a near 100% retention rate for the eighth straight year. This includes our first population of approximately 300,000 covered lives under a federal government plan. While we modified our services to align with the government plan design, which will yield a lower contribution from this population for 2024, we are excited about the future potential that this early win represents,” said Pete Anevski, Chief Executive Officer of Progyny. “We believe these results demonstrate that Progyny continues to be the provider of choice for fertility and family building solutions among the world's leading brands.”

“During the third quarter, revenue grew 37%, while Adjusted EBITDA increased 43% as our margins continued to expand, highlighting our ability to rapidly and effectively scale our operations to serve both our members and the nation's largest employers, even as we continue to enhance our solution and achieve exceptional client satisfaction,” said Mark Livingston, Progyny’s Chief Financial Officer.

Third Quarter 2023 Highlights:

(unaudited; in thousands, except per share amounts)	3Q 2023	3Q 2022
Revenue	$280,891	$205,371

Gross Profit	$62,624	$45,995
Gross Margin	22.3%	22.4%
Net Income	$15,898	$13,211

Net Income per Diluted Share[1]	$0.16	$0.13

Adjusted EBITDA[2]	$50,019	$34,957
Adjusted EBITDA Margin[2]	17.8%	17.0%
1.Net income per diluted share reflects weighted-average shares outstanding as adjusted for potential dilutive securities, including options, restricted stock units, warrants to purchase common stock, and shares issuable under the employee stock purchase program.
2.Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). Please see Annex A of this press release for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure stated in accordance with GAAP for each of the periods presented. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Financial Highlights
Revenue was $280.9 million, a 37% increase as compared to the $205.4 million reported in the third quarter of 2022, primarily as a result of the increase in our number of clients and covered lives.
•Fertility benefit services revenue was $175.1 million, a 35% increase from the $129.3 million reported in the third quarter of 2022.
•Pharmacy benefit services revenue was $105.8 million, a 39% increase from the $76.1 million reported in the third quarter of 2022.

Gross profit was $62.6 million, an increase of 36% from the $46.0 million reported in the third quarter of 2022, primarily due to the higher revenue. Gross margin was 22.3%, comparable to the prior year period.

Net income was $15.9 million, or $0.16 income per diluted share, an increase of 20% as compared to $13.2 million, or $0.13 income per diluted share, reported in the third quarter of 2022. The higher net income was due primarily to the higher gross profit and operating efficiencies realized on our higher revenues, which more than offset higher non-cash stock-based compensation expense and a higher provision for income taxes.

Adjusted EBITDA was $50.0 million, an increase of 43%, from the $35.0 million reported in the third quarter of 2022, reflecting the higher gross profit and operating efficiencies realized on our higher revenues. Adjusted EBITDA margin was 17.8%, an increase of 80 basis points from the 17.0% Adjusted EBITDA margin in the third quarter of 2022.

Cash Flow
Net cash generated by operating activities for the third quarter of 2023 was $54.2 million, compared to $20.9 million in the prior year period. The improvement in cash flow reflects the higher profitability, as well as the timing impact of certain working capital items in both periods.

Balance Sheet and Financial Position
As of September 30, 2023, the Company had total working capital of approximately $417.9 million and no debt. This included cash and cash equivalents and marketable securities of $335.6 million, an increase of $53.1 million from the balances as of June 30, 2023.

Key Metrics
The Company had 392 clients as of September 30, 2023, as compared to 282 clients as of September 30, 2022.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
ART Cycles*	15,005	11,086	42,947	30,402
Utilization – All Members**	0.56%	0.49%	1.11%	1.00%
Utilization – Female Only**	0.49%	0.44%	0.93%	0.85%
Average Members	5,428,000	4,482,000	5,366,000	4,301,000

* Represents the number of ART cycles performed, including IVF with a fresh embryo transfer, IVF freeze all cycles/embryo banking, frozen embryo transfers, and egg freezing.
** Represents the member utilization rate for all services, including, but not limited to, ART cycles, initial consultations, IUIs, and genetic testing. The utilization rate for all members includes all unique members (female and male) who utilize the benefit during that period, while the utilization rate for female only includes only unique females who utilize the benefit during that period. For purposes of calculating utilization rates in any given period, the results reflect the number of unique members utilizing the benefit for that period. Individual periods cannot be combined as member treatments may span multiple periods.

Financial Outlook
The majority of the clients added in the most recent selling season are expected to go live in the first quarter of 2024, though a number of clients have already launched the benefit and are reflected in the clients and covered lives reported as of September 30, 2023. Once all new clients are live in 2024, the company anticipates having more than 460 clients, representing an estimated 6.7 million covered lives, which compares to the 370 clients and 5.4 million covered lives that were under commitment as of the start of 2023.

“With the strong results over the first nine months of the year, as well as our current expectations for member engagement, including the impact of the new clients who have already launched, we are raising our guidance for the year,” said Mr. Anevski. “Consistent with our past practice, we will provide financial guidance for 2024 when we report our year end results in February, by which time we'll have insight into the utilization from the clients launching on January 1, 2024. Given the results of the sales and renewal season we just completed, we are entering 2024 well positioned to deliver another strong year of growth.”

The Company is providing the following financial guidance for both the full year and three-month period ending December 31, 2023:

•Full Year 2023 Outlook:
oRevenue is now projected to be $1,087 million to $1,095 million, reflecting growth of 38% to 39%
oNet income is projected to be $58.3 million to $60.0 million, or $0.58 to $0.59 per diluted share, on the basis of approximately 101 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $186.0 million to $188.5 million

•Fourth Quarter of 2023 Outlook:
oRevenue is projected to be $268.3 million to $276.3 million, reflecting growth of 25% to 29%
oNet income is projected to be $9.7 million to $11.4 million, or $0.10 to $0.11 per diluted share, on the basis of approximately 102 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $42.2 million to $44.7 million

1.Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with, GAAP. Please see Annex A of this press release for a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income, the most directly comparable financial measure stated in accordance with GAAP for the period presented.

Conference Call Information
Progyny will host a conference call at 4:45 P.M. Eastern Time (1:45 P.M. Pacific Time) today, November 7, 2023, to discuss its financial results. Interested participants from the United States may join by calling 1.866.825.7331 and using conference ID 265484. Participants from international locations may join by calling 1.973.413.6106 and using the same conference ID. A replay of the call will be available until November 14, 2023 at 6:00 P.M. Eastern Time by dialing 1.800.332.6854 (U.S. participants) or 1.973.528.0005 (international) and entering passcode 265484. A live audio webcast of the call and subsequent replay will also be available through the Events & Presentations section of the Company’s Investor Relations website at investors.progyny.com.

About Progyny
Progyny (Nasdaq: PGNY) is a leading fertility benefits management company. We are redefining fertility and family building benefits, proving that a comprehensive and inclusive solution can simultaneously benefit employers, patients, and physicians.

Our benefits solution empowers patients with education and guidance from a dedicated Patient Care Advocate (PCA), provides access to a premier network of fertility specialists using the latest science and technologies, reduces healthcare costs for the nation’s leading employers, and drives optimal clinical outcomes. We envision a world where anyone who wants to have a child can do so.

Headquartered in New York City, Progyny has been recognized for its leadership and growth by CNBC Disruptor 50, Modern Healthcare’s Best Places to Work in Healthcare, Financial Times, INC. 5000, and Crain’s Fast 50 for NYC. For more information, visit www.progyny.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our financial outlook for the fourth quarter and full year 2023, including the impact of our sales season and client launches; our anticipated number of clients and covered lives for 2024; our positioning to successfully manage economic uncertainty on our business; the timing of client decisions; our expected utilization rates and mix; our ability to retain existing clients and acquire new clients; the expected benefits of our pharmacy program partner agreements; and our business strategy, plans, goals and expectations concerning our market position, future operations, and other financial and operating information. The words “anticipates,” “assumes,” “believe,” “contemplate,” “continues,” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “plans,” “predict,” “potential,” “project,” “seeks,” “should,” “target,” “will,” and the negative of these or similar expressions and phrases are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, without limitation, failure to meet our publicly announced guidance or other expectations about our business; competition in the market in which we operate; our history of operating losses and ability to sustain profitability; unfavorable conditions in our industry or the United States economy; our limited operating history and the difficulty in predicting our future results of operations; our ability to attract and retain clients and increase the adoption of services within our client base; the loss of any of our largest client accounts; changes in the technology industry; changes or developments in the health insurance market; negative publicity in the health benefits industry; lags, failures or security breaches in our computer systems or those of our vendors; a significant change in the level or the mix of utilization of our solutions; our ability to offer high-quality support; positive references from our existing clients; our ability to develop and expand our marketing and sales capabilities; the rate of growth of our future revenue; the accuracy of the estimates and assumptions we use to determine the size of target markets; our ability to successfully manage our growth; reductions in employee benefits spending; seasonal fluctuations in our sales; the adoption of new solutions and services by our clients or members; our ability to innovate and develop new offerings; our ability to adapt and respond to the medical landscape, regulations, client needs, requirements or preferences; our ability to maintain and enhance our brand; our ability to attract and retain members of our management team, key employees, or other qualified personnel; our ability to maintain our Company culture; risks related to any litigation against us; our ability to maintain our Center of Excellence network of healthcare providers; our strategic relationships with and monitoring of third parties; our ability to maintain or any disruption of our pharmacy distribution network or their supply chain; our relationship with key pharmacy program partners or any decline in rebates provided by them; our ability to maintain our relationships with benefits consultants; exposure to credit risk from our members; risks related to government regulation; risks related to potential sales to government entities; our ability to protect our intellectual property rights; risks related to acquisitions, strategic investments, partnerships, or alliances; federal tax reform and changes to our effective tax rate; the imposition of state and local taxes; our ability to utilize a significant portion of our net operating loss or research tax credit carryforwards; our ability to maintain effective internal control over financial reporting; our ability to adapt and respond to the changing SEC expectations regarding environmental, social and governance practices. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and subsequent reports that we file with the SEC which are available at http://investors.progyny.com and on the SEC’s website at https://www.sec.gov.

Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Our actual future results could differ materially from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables include the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EBITDA margin on incremental revenue.

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA margin on incremental revenue are supplemental financial measures that are not required by, or presented in accordance with, GAAP. We believe that these non-GAAP measures, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA margin on incremental revenue are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA margin on incremental revenue are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA margin on incremental revenue include: (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating income and expenses, including other (income) expense, net and interest (income) expense, net; (5) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our non-GAAP measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as we calculate these measures, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA margin on incremental revenue alongside other financial performance measures, including our net income, gross margin, and our other GAAP results.

We calculate Adjusted EBITDA as net income, adjusted to exclude depreciation and amortization; stock-based compensation expense; other income, net; interest income, net; and provision (benefit) for income taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We calculate Adjusted EBITDA margin on incremental revenue as incremental Adjusted EBITDA in 2023 divided by incremental revenue in 2023. Please see Annex A: “Reconciliation of GAAP to Non-GAAP Financial Measures” elsewhere in this press release.

For Further Information, Please Contact:
Investors:
James Hart
investors@progyny.com

Media:
Selena Yang
media@progyny.com

PROGYNY, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$158,075	$120,078
Marketable securities	177,477	69,222
Accounts receivable, net of $42,896 and $28,328 of allowances at September 30, 2023 and December 31, 2022, respectively	268,766	240,067
Prepaid expenses and other current assets	6,954	4,489
Total current assets	611,272	433,856
Property and equipment, net	9,716	8,371
Operating lease right-of-use assets	18,028	6,903
Goodwill	11,880	11,880
Intangible assets, net	—	99
Deferred tax assets	72,027	77,889
Other noncurrent assets	3,589	3,988
Total assets	$726,512	$542,986
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$132,040	$109,287
Accrued expenses and other current liabilities	61,379	50,249
Total current liabilities	193,419	159,536
Operating lease noncurrent liabilities	17,700	6,482
Total liabilities	211,119	166,018
Commitments and Contingencies
STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at September 30, 2023 and December 31, 2022; 95,764,690 and 93,301,156 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	9	9
Additional paid-in capital	438,044	349,533
Treasury stock, at cost, $0.0001 par value; 615,980 shares at September 30, 2023 and December 31, 2022	(1,009)	(1,009)
Accumulated earnings	76,501	27,934
Accumulated other comprehensive income	1,848	501
Total stockholders’ equity	515,393	376,968
Total liabilities and stockholders’ equity	$726,512	$542,986

PROGYNY, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$280,891	$205,371	$818,658	$572,592
Cost of services	218,267	159,376	636,753	449,761
Gross profit	62,624	45,995	181,905	122,831
Operating expenses:
Sales and marketing	14,911	11,166	44,577	32,677
General and administrative	29,524	23,574	88,944	70,119
Total operating expenses	44,435	34,740	133,521	102,796
Income from operations	18,189	11,255	48,384	20,035
Other income, net:
Other income, net	1,708	82	3,483	11
Interest income, net	1,034	202	2,562	254
Total other income, net	2,742	284	6,045	265
Income before income taxes	20,931	11,539	54,429	20,300
(Provision) benefit for income taxes	(5,033)	1,672	(5,862)	6,650
Net income	$15,898	$13,211	$48,567	$26,950
Net income per share:
Basic	$0.17	$0.14	$0.51	$0.29
Diluted	$0.16	$0.13	$0.48	$0.27
Weighted-average shares used in computing net income per share:
Basic	95,502,250	92,316,022	94,698,616	91,901,778
Diluted	100,879,576	99,819,801	100,552,705	99,865,366

PROGYNY, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES
Net income	$48,567	$26,950
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	5,862	(6,742)
Non-cash interest income	58	—
Depreciation and amortization	1,647	1,155
Stock-based compensation expense	93,812	71,451
Bad debt expense	15,062	9,685
Realized gain on sale of marketable securities	(2,701)	—
Foreign currency exchange rate loss	12	—
Changes in operating assets and liabilities:
Accounts receivable	(43,761)	(133,163)
Prepaid expenses and other current assets	(2,523)	1,715
Accounts payable	22,884	42,707
Accrued expenses and other current liabilities	11,744	16,330
Other noncurrent assets and liabilities	492	(1,210)
Net cash provided by operating activities	151,155	28,878

INVESTING ACTIVITIES
Purchase of property and equipment, net	(2,963)	(2,520)
Purchase of marketable securities	(262,961)	(125,156)
Sale of marketable securities	158,813	84,983
Net cash used in investing activities	(107,111)	(42,693)

FINANCING ACTIVITIES
Proceeds from exercise of stock options	3,573	2,130
Payment of employee taxes related to equity awards	(10,504)	(7,957)
Proceeds from contributions to employee stock purchase plan	884	749
Net cash used in financing activities	(6,047)	(5,078)
Effect of exchange rate changes on cash and cash equivalents	0	—
Net increase (decrease) in cash and cash equivalents	37,997	(18,893)
Cash and cash equivalents, beginning of period	120,078	91,413
Cash and cash equivalents, end of period	$158,075	$72,520

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes, net of refunds received	$2,318	$146
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Additions of property and equipment, net included in accounts payable and accrued expenses	$128	$76

ANNEX A

PROGYNY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands)
Costs of Services, Gross Margin and Operating Expenses Excluding Stock-Based Compensation Calculation
The following table provides a reconciliation of cost of services, gross profit, sales and marketing, and general and administrative expenses to each of these measures excluding the impact of stock-based compensation expense for each of the periods presented:

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$218,267	$(8,941)	$209,326	$159,376	$(6,268)	$153,108
Gross profit	$62,624	$8,941	$71,565	$45,995	$6,268	$52,263
Sales and marketing	$14,911	$(6,938)	$7,973	$11,166	$(5,184)	$5,982
General and administrative	$29,524	$(15,372)	$14,152	$23,574	$(11,845)	$11,729

Expressed as a Percentage of Revenue
Gross margin	22.3%	3.2%	25.5%	22.4%	3.1%	25.4%
Sales and marketing	5.3%	(2.5)%	2.8%	5.4%	(2.5)%	2.9%
General and administrative	10.5%	(5.5)%	5.0%	11.5%	(5.8)%	5.7%

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$636,753	$(25,967)	$610,786	$449,761	$(18,603)	$431,158
Gross profit	$181,905	$25,967	$207,872	$122,831	$18,603	$141,434
Sales and marketing	$44,577	$(20,389)	$24,188	$32,677	$(15,026)	$17,651
General and administrative	$88,944	$(47,456)	$41,488	$70,119	$(37,822)	$32,297

Expressed as a Percentage of Revenue
Gross margin	22.2%	3.2%	25.4%	21.5%	3.2%	24.7%
Sales and marketing	5.4%	(2.5)%	3.0%	5.7%	(2.6)%	3.1%
General and administrative	10.9%	(5.8)%	5.1%	12.2%	(6.6)%	5.6%

Note: percentages shown in the table may not cross foot due to rounding.

Adjusted EBITDA and Adjusted EBITDA Margin on Incremental Revenue Calculation
The following table provides a reconciliation of Net income to Adjusted EBITDA for each of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income	$15,898	$13,211	$48,567	$26,950
Add:
Depreciation and amortization	579	405	1,647	1,155
Stock‑based compensation expense	31,251	23,297	93,812	71,451
Other income, net	(1,708)	(82)	(3,483)	(11)
Interest income, net	(1,034)	(202)	(2,562)	(254)
Provision (benefit) for income taxes	5,033	(1,672)	5,862	(6,650)
Adjusted EBITDA	$50,019	$34,957	$143,843	$92,641

Revenue	$280,891	$205,371	$818,658	$572,592

Incremental revenue vs. 2022	75,520		246,066

Incremental Adjusted EBITDA vs. 2022	15,062		51,202

Adjusted EBITDA margin on incremental revenue	19.9%		20.8%

Reconciliation of Non-GAAP Financial Guidance for the Three Months and Year Ending December 31, 2023

	Three Months Ending December 31, 2023		Year Ending December 31, 2023
(in thousands)	Low	High	Low	High

Revenue	$268,342	$276,342	$1,087,000	$1,095,000
Net Income	$9,733	$11,433	$58,300	$60,000
Add:
Depreciation and amortization	653	653	2,300	2,300
Stock-based compensation expense	30,688	30,688	124,500	124,500
Other income, net	(2,955)	(2,955)	(9,000)	(9,000)
Provision for income taxes	4,038	4,838	9,900	10,700
Adjusted EBITDA*	$42,157	$44,657	$186,000	$188,500

* All of the numbers in the table above reflect our future outlook as of the date hereof.  Net income and Adjusted EBITDA ranges do not reflect any estimate for other potential activities and transactions, nor do they contemplate any discrete income tax items, including the income tax impact related to equity compensation activity.